                                                                     EXHIBIT 4.1





                            FORM OF TRUST AGREEMENT



                                    between



                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                 as Depositor,



                                      and

                                       o,
                                as Owner Trustee





                                 Dated as of o





                   TOYOTA AUTO RECEIVABLES 199_-_ OWNER TRUST

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                                           ARTICLE II

                                                       CREATION OF TRUST

SECTION 2.01  Creation of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 2.02  Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.03  Purposes and Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.04  Appointment of Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.05  Initial Capital Contribution of Owner Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.06  Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.07  Liability of the Certificateholders, Depositor and TMCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.08  Title to Trust Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 2.09  Situs of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 2.10  Representations and Warranties of the Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
SECTION 2.11 Federal Income Tax Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                                          ARTICLE III

                                             CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.01  Initial Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 3.02  The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 3.03  Authentication of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 3.04  Registration of Transfer and Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
SECTION 3.05  Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
SECTION 3.06  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 3.07  Access to List of Certificateholders' Names and Addresses . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 3.08  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 3.09  Appointment of Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 3.10  Ownership by the Depositor of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 3.11  Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 3.12  Notices to Clearing Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
SECTION 3.13  Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
SECTION 3.14  Temporary Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                   ARTICLE IV

                       ACTIONS BY OWNER TRUSTEE OR OWNERS

SECTION 4.01  Prior Notice to Owners with Respect to Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
SECTION 4.02  Action by Owners with Respect to Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 4.03  Action with Respect to Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 4.04  Restrictions on Owners' Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 4.05  Majority Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                           ARTICLE V

                                           APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.01  Establishment of Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 5.02  Application of Amounts in Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 5.03  Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 5.04  Accounting and Reports to the Noteholders,
                   Owners, the Internal Revenue Service and Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 5.05  Signature on Returns; Tax Matter Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                           ARTICLE VI

                                             AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.01  General Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 6.02  General Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 6.03  Action Upon Instruction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 6.04  No Duties Except as Specified in this Agreement or in Instructions  . . . . . . . . . . . . . . . . . . . . .   21
SECTION 6.05  No Action Except Under Specified Documents or Instructions  . . . . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 6.06  Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                                                          ARTICLE VII

                                                  CONCERNING THE OWNER TRUSTEE

SECTION 7.01  Acceptance of Trusts and Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 7.02  Furnishing of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 7.03  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 7.04  Reliance; Advice of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 7.05  Not Acting in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 7.06  Owner Trustee Not Liable for Certificates or Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 7.07  Owner Trustee May Own Certificates and Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 7.08  [Pennsylvania Motor Vehicle Sales Finance Act Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

                                                          ARTICLE VIII

                                                 COMPENSATION OF OWNER TRUSTEE

SECTION 8.01  Owner Trustee's Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 8.02  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 8.03  Payments to the Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

                                                           ARTICLE IX

                                                 TERMINATION OF TRUST AGREEMENT

SECTION 9.01  Termination of Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 9.02  Dissolution upon Bankruptcy of the Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                                                           ARTICLE X

                                     SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 10.01  Eligibility Requirements for Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 10.02  Resignation or Removal of Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 10.03  Successor Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 10.04  Merger or Consolidation of Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 10.05  Appointment of Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

                                                          ARTICLE XI

                                                         MISCELLANEOUS

SECTION 11.01  Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 11.02  No Legal Title to Owner Trust Estate in Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 11.03  Limitations on Rights of Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 11.04  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 11.05  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 11.06  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 11.07  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 11.08  No Petition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 11.09  No Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 11.10  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

SECTION 11.11  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 11.12  TMCC Payment Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34


EXHIBIT A Form of Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B Form of Certificate of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C Form of Certificate Depository Agreement    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

                                   ARTICLE I



                                  Definitions

         SECTION 1.01 Definitions. Except as otherwise specified herein or in the context may otherwise require, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement for all purposes of this Trust Agreement. Except as otherwise provided in this Agreement, whenever used herein the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Administration Agreement" means any agreement executed on or before the Closing Date among the Trust, the Indenture Trustee and a third party that undertakes to perform certain of the duties and obligations of the Trust and the Owner Trustee hereunder, under the Sale and Servicing Agreement and under the Indenture.

         "Agreement" means this Trust Agreement, as the same may be amended and supplemented from time to time.

         "Basic Documents" means the Receivables Purchase Agreement, the Agreement, the Certificate of Trust, the Sale and Servicing Agreement, the Indenture, the Yield Maintenance Agreement, the Administration Agreement, the Depository Agreements and the other documents and certificates delivered in connection herewith and therewith.

         "Benefit Plan" shall have the meaning assigned to such term in Section 11.13.

         "Book-Entry Certificate" and "Book-Entry Note" means, respectively, a beneficial interest in the Certificates, or in Notes of any Class, as the case may be, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.12 and Section 2.11 of the Indenture.

         "Business Trust Statute" means Chapter 38 of Title 12 of I the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

         "Certificate" means a certificate evidencing a beneficial ownership interest in the Trust, substantially in the form attached hereto as Exhibit A.

         "Certificate Depository Agreement" means the agreement entitled "Letter of Representations" dated on or before the Closing Date among the Clearing Agency, the Trust and the Owner Trustee with respect to certain matters relating to the duties thereof with respect to the Book-Entry Certificates, substantially in the form attached hereto as Exhibit C.

         "Certificate of Trust" means the Certificate of Trust to be filed with respect to the formation of the Company pursuant to Section 3810(a) of the Business Trust Statute, substantially in the form attached hereto as Exhibit B.

         "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books and records of the Clearing Agency, or on the books and records of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Certificate, the related Certificateholder.

         "Certificate Register" means the register maintained pursuant to
Section 3.04.

         "Certificateholder" or "Holder" means a Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving certain consents, waivers, requests or demands pursuant to this Agreement, the interest evidenced by any Certificate registered in the name of TMCRC or TMCC, or any Person actually known to a Responsible Officer of the Trustee to be controlling, controlled by or under common control with TMCRC or TMCC, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

         "Certificate Registrar" means the Owner Trustee unless and until a successor thereto is appointed pursuant to Section 3.04. The Certificate Registrar initially designates its offices at o, as its offices for purposes of
Section 3.04.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

         "Corporate Trust Office" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at o; or at such other address as the Owner Trustee may designate by notice to the Owners, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Owners).

         "Definitive Certificates" shall have the meaning set forth in Section 3.12.

         "Depositor" means TMCRC in its capacity as Depositor hereunder.

         "Depository Agreements" means the agreement or agreements dated on or before the Closing Date among the Trust, as issuer of the Certificates and the Notes, the Owner Trustee, the Indenture Trustee and the Clearing Agency through which interests in Book-Entry Certificates or Book-Entry Notes are transferred.

         "Expenses" shall have the meaning assigned to such term in Section
8.02.

         "Indenture" means any indenture entered into between the Trust and the Indenture Trustee named therein pursuant to which a series of Notes is issued.

         "Initial Certificate Balance" means $o.

         "Notes" means the notes issued by the Trust pursuant to an Indenture between the Trust and an Indenture Trustee, dated on or after the date hereof, having the payment and other terms set forth in such Indenture.

         "Owner Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

         "Owner Trustee" means o, a [Delaware banking corporation], not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Pass Through Rate" means o% per annum.

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 3.09, and shall initially be o.

         "Receivables Purchase Agreement" means that certain Receivables Purchase Agreement, dated as of the Cutoff Date, between TMCC, as Seller, and TMCRC, as Purchaser of the Receivables.

         "Record Date" means, with respect to any Distribution Date, the calendar day immediately preceding such Distribution Date or, if Definitive Certificates have been issued, the last day of the month immediately preceding the month in which such Distribution Date occurs. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections, and (ii) all distributions to any party under this Agreement, the Sale and Servicing Agreement or the Indenture, or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of the date hereof, among the Trust, TMCRC, as seller, and TMCC, as servicer.

         "Secretary of State" means the Secretary of State of the State of [Delaware].

         "TMCC" means Toyota Motor Credit Corporation, a California corporation, its successors and assigns.

         "TMCRC" means Toyota Motor Credit Receivables Corporation, a California corporation, its successors and assigns.

         "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust" means the Toyota Auto Receivables 199_-_ Owner Trust, formed as a [Delaware] business trust pursuant to this Agreement and the filing of the Certificate of Trust.

         ["Yield Maintenance Agreement" means the Yield Maintenance Agreement dated as of o among [third party,][TMCC,] the Depositor and the Trust.]

         SECTION 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

                                   ARTICLE II

                               Creation of Trust

         SECTION 2.01 Creation of Trust. Upon the execution of this Agreement by the parties hereto and the prompt filing thereafter of the Certificate of Trust, there is hereby created the "Toyota Auto Receivables 199_-_ Owner Trust", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         SECTION 2.02 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in [Delaware] as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

         SECTION 2.03 Purposes and Powers. (a) The purpose of the Trust is to engage in the following activities:

                 (i) to issue Notes pursuant to an Indenture and Certificates pursuant to this Agreement and to sell such Notes and Certificates

                 (ii) with the proceeds of the sale of Notes and Certificates, to make the Reserve Fund Initial Deposit and the Yield Maintenance Account Initial Deposit (each as defined in the Sale and Servicing Agreement), to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

                 (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to, and on the terms and conditions set forth in, the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture as set forth herein;

                 (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                 (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                 (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owners and the Noteholders and in respect of amounts to be released to the Depositor, the Servicer, the Administrator or [and third party, if any].

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing and as required or authorized by the terms of the Basic Documents.

         SECTION 2.04 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         SECTION 2.05 Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Collection Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         SECTION 2.06 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders and the Depositor (as recipient of distributions from the Reserve Fund and the Yield Maintenance Account without regard to whether the Depositor is also a Certificateholder), and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

         SECTION 2.07  Liability of the Certificateholders, Depositor and TMCC.

         (a) The Depositor and TMCC shall be liable directly to and will indemnify and hold harmless the Trustee and the Indenture Trustee for any loss, liability or expense of the Trust (including Expenses, to the extent not paid out of the owner Trust Estate) to the extent that the Company would be liable if the Trust were a partnership under the [Delaware] Revised Uniform Limited Partnership Act in which the Company were a general partner; provided, however, that the Depositor and TMCC shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Certificates or a Noteholder in the capacity of an investor in the Notes and will not and shall not be deemed hereby to have indemnified the Trustee or Indenture Trustee against any loss liability or expense resulting from such Trustee's own willful misfeasance, bad faith or negligence or by reason of a breach of representation or warranty thereof contained herein or in the Indenture, as the case may be. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the provisions in the preceding sentence for which the Company shall not be liable) shall be deemed to be third party beneficiaries of this paragraph. The obligations of the Depositor and TMCC under this paragraph shall be evidenced by the Certificates described in
Section 3.10, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Certificates from all other Certificates issued by the Trust; provided, that the rights and obligations evidenced by all Certificates, regardless of class, shall, except as provided in this Section, and except with respect to the release to the Depositor of certain amount from the Reserve Fund and the Yield Maintenance Account, be identical.

         (b) Except to the extent set forth in paragraph (a), no Certificateholder shall have any personal liability for any liability or obligation of the Trust.

         SECTION 2.08 Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION 2.09 Situs of Trust. The Trust will be located and administered in the state of [Delaware]. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of [Delaware] or the State of New York. The Trust shall not have any employees in any state other than [Delaware]; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of [Delaware]. Payments will be received by the Trust only in [Delaware] or New York, and payments will be made by the Trust only from [Delaware] or [New York]. The only office of the Trust will be at the Corporate Trust Office in [Delaware].

         SECTION 2.10  Representations and Warranties of the Depositor.

         (a) The Depositor hereby represents and warrants to the Owner Trustee that:

                 (i) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has corporate power, authority and legal right to acquire, own and sell property including the Receivables.

                 (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                 (iii) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

                 (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Depositor.

                 (v) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Depositor's knowledge, threatened, against or affecting the Depositor: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or (iv) relating to the Depositor and which might adversely affect the federal income tax attributes of the Trust or the Certificates or Notes.

         SECTION 2.11 Federal Income Tax Allocations. Net income of the Trust for any month as determined tor Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

         (a) among the Certificate Owners as of the first Distribution Date following the end of such month, in proportion to their ownership of principal amount of Certificates on such date, an amount of net income up to the sum of
(i) the Certificateholders, Interest Distributable Amount for such month, (ii) interest on the Certificateholders' Interest Carryover Shortfall for such Distribution Date, to the extent permitted by law, at the Pass Through Rate from the preceding Distribution Date through the current Distribution Date, and
(iii) any amount expected to be distributed to the Certificateholders pursuant to Section 5.07(g) of the Sale and Servicing Agreement (to the extent not previously allocated pursuant to this clause); and

         (b)     to the Depositor, to the extent of any remaining net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor has agreed hereunder and under the Sale and Servicing Agreement and the Indenture to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificate Owners as of the first Distribution Date following the end of such month in proportion to their ownership of principal amount of Certificates as of the close of business on such Distribution Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or to the Certificate Owners, or as otherwise required by the Code.

                                  ARTICLE III

                     Certificates and Transfer of Interests

         SECTION 3.01 Initial Ownership. Upon the formation of the Trust by the transfer by the Depositor of the initial capital contribution pursuant to
Section 2.05, and until the issuance of the Certificates, the Depositor shall be the sole Owner of the Trust.

         SECTION 3.02 The Certificates. The Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof; provided, however, one Certificate issued to the Depositor pursuant to
Section 3.10 may be issued in an irregular denomination that includes any residual amount. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee and authenticated on behalf of the Owner Trustee by the manual or facsimile signature of a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. All Certificates shall be dated the date of their authentication.

         A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.04.

         SECTION 3.03 Authentication of Certificates. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause to be executed, authenticated and delivered on behalf of the Trust to or upon the written order of the Depositor Certificates in an aggregate principal amount equal to the Initial Certificate Balance and evidencing the entire ownership of the Trust. No Certificate shall entitle its holder to any benefit under this Agreement or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or o, as the Owner Trustee's authenticating agent, by manual or facsimile signature of a Responsible Officer, and such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 3.04  Registration of Transfer and Exchange of Certificates.

         (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. [The Owner Trustee] [o] shall be the initial Certificate Registrar. In the event that the Certificate Registrar shall for any reason become unable to act as Certificate Registrar, the Certificate Registrar shall promptly give written notice to such effect to the Depositor, the Owner Trustee and the Servicer. Upon receipt of such notice, the Servicer shall appoint another bank or trust company, having an office or agency located in the [Borough of Manhattan], The City of New York, and that shall agree to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar under this Agreement.

         (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause o as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08. The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register transfer or exchanges of Certificates for a period of 15 days preceding the due date for any payment with respect to the Certificates.

         (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled disposed of by the Owner Trustee in accordance with its customary practice.

         No transfer of a Certificate shall be made unless the Owner Trustee shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Owner Trustee (in the event such Certificate is a Definitive Certificate, such requirement will be satisfied only by the Owner Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit C) to the effect that:

                 (i) such transferee (A) is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to
         Section 4975 of the Code (a "Plan"), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer, and (B) is not an insurance company purchasing a Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) as to which there is a Plan with respect to which the amount of such general account's reserves and liabilities for the contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) of by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition; or

                 (ii) is a Plan or is an insurance company purchasing a Certificate with funds contained in an insurance company general account, having attached thereto an opinion of counsel satisfactory to the Owner Trustee, which opinion shall not be an expense of either the Owner Trustee or the Trust, addressed to the Owner Trustee, to the effect that the purchase or holding of such Certificate will not result in the assets of the Owner Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Owner Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

For purposes of the preceding sentence, with respect to a Certificate that is a Book-Entry Certificate, in the event the Transferee Certificate is not furnished, the representations contained in clause (i) above shall be deemed to have been made to the Owner Trustee by the transferee's (including an initial acquiror's) acceptance of such Certificate. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code or to an insurance company purchasing with funds from a general account not exempt pursuant to PTCE 95-60 without the delivery to the Owner Trustee of an opinion of counsel satisfactory to the Owner Trustee as described in clause (ii) above shall be void and of no effect.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Owner Trustee shall be under no liability to any Person for any registration of transfer of any Certificate that is in fact not permitted by this Section 3.04(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Trust Agreement or the Sale and Servicing Agreement so long as the transfer was registered by the Certificate Registrar or the Owner Trustee in accordance with the foregoing requirements.

         (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         SECTION 3.05  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or o, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination in connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 3.06 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

         SECTION 3.07 Access to List of Certificateholders' Names and Addresses. The Certificate Registrar Trustee shall furnish or cause to be furnished to the Owner Trustee, the Servicer or the Depositor, as the case may be, within 15 days after its receipt of a request therefor from the Owner Trustee, the Servicer or the Depositor in writing, a list, in such form as the Owner Trustee, the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates evidencing, in the aggregate, not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Servicer, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 3.08 Maintenance of Office or Agency. The Owner Trustee shall maintain in the [Borough of Manhattan, The City of New York], an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates o, [Address], as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the

Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.09 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Collection Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be o, and any co-paying agent chosen by o, and acceptable to the Owner Trustee. o shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that o shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 3.10 Ownership by the Depositor of Certificates. The Depositor shall on the Closing Date purchase, and shall thereafter retain beneficial and record ownership of, Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Certificate that would reduce such interest of the Depositor below 1% of the Certificate Balance shall be void. The Owner Trustee shall cause at least one Certificate issued to the Depositor (representing at least 1% of the Certificate Balance) to bear a legend stating "THIS CERTIFICATE IS NON-TRANSFERABLE".

         SECTION 3.11 Book-Entry Certificates. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Certificate may be issued to the Depositor pursuant to Section 3.10. Such Certificate or Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in such Certificate, except as provided in Section 3.13. Unless and until definitive, fully registered

Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant Section 3.13:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Depositor, the Servicer, the Administrator, Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Certificates and the giving of instructions or directions hereunder) as the authorized representative of the Certificate Owners;

         (c) to the extent that the provisions of this section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

         (d) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or through procedures established by the Clearing Agency) and shall be limited to those established by law and the agreements between the Depositor, the Owner Trustee or such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Certificates to such Clearing Agency Participants; and

         (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates and has delivered such instructions to the Owner Trustee.

         SECTION 3.12 Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.

         SECTION 3.13 Definitive Certificates. If (i) the Depositor or the Administrator advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and the Depository or the Administrator is unable to locate a qualified successor, (ii) the Depositor or the Administrator at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Certificate Owners representing beneficial interests aggregating at least 51% of the Certificate Balance advise the Clearing Agency and the Owner Trustee through the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Clearing Agency accompanied by registration instructions, the Owner Trustee shall execute and authenticate the related temporary Certificates or Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, Depositor, the Servicer, the Administrator and the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof. The Owner Trustee and Administrator shall have no liability if they are unable to locate a qualified successor Clearing Agency.

         SECTION 3.14 Temporary Certificates. Pending the preparation of Definitive Certificates, the Owner Trustee, on behalf of the Trust, may execute, authenticate and deliver, temporary Certificates, printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued. If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender thereof at the office or agency to be maintained as provided in
Section 3.08, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver in exchange therefor a like principal amount of Definitive Certificates in authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as the related Definitive Certificates.

                                   ARTICLE IV

                       Actions By Owner Trustee or Owners

         SECTION 4.01 Prior Notice to Owners with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

         (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

         (b) the election by the Trust to file an amendment, to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of the Indenture, whether or not by a Supplemental Indenture, in circumstances where the consent of any Noteholder is required;

         (d) the amendment of the Indenture, whether or not by a Supplemental Indenture, in circumstances where the consent of any Noteholder is not required but such amendment materially adversely affects the interest of the Owners;

         (e) the amendment, change or modification of the Administration Agreement, other than to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

         (f) the appointment (i) pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, (ii) pursuant to this Agreement of a successor Certificate Registrar or (iii) any consent by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar to the assignment of its respective obligations under the Indenture or this Agreement, as applicable.

         SECTION 4.02 Action by Owners with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Owners, to (a) remove the Administrator pursuant to Section 8 of the Administration Agreement, (b) appoint a successor Administrator pursuant to
Section 8 of the Administration Agreement, (c) remove the Servicer pursuant to
Section 8.01 of the Sale and Servicing Agreement or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the authorized representative of 100% of the Owners (excluding for such purposes Certificates owned by TMCRC, TMCC or any of their affiliates).

         SECTION 4.03 Action with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

         SECTION 4.04 Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligations of the Trust or of the Owner Trustee under any of the Basic Documents or would be contrary to Section
2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

         SECTION 4.05 Majority Control. Except as otherwise expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Holders of Certificates evidencing not less than 51% of the Certificate Balance. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than 51% of the Certificate Balance at the time of the delivery of such notice.

                                   ARTICLE V

                   Application of Trust Funds; Certain Duties

         SECTION 5.01  Establishment of Collection Account.

         (a) The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain, or shall cause to be established and maintained, in the name of the Trust Eligible Deposit Accounts (the "Trust Accounts"), bearing a designation clearly indicating that the funds deposited therein are held by the Trust for the benefit of the Certificateholders, in each case in accordance with Section 4.01 in the Sale and Servicing Agreement.

         Subject to Section 5.01(b), the Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof. Except as otherwise expressly provided herein, each Trust Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, a Trust Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Administrator on behalf of the Owner Trustee, if the Collection Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new equivalent Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

         (b) Concurrently with, the execution and delivery of any Indenture pursuant to which a series of Notes is issued, the Owner Trustee shall establish and maintain, or shall cause to be established and maintained, at the direction of the Depositor, new Trust Accounts in the name of and under the control of the related Indenture Trustee for the benefit of the Securityholders, in each case in accordance with Section 4.01 of the Sale and Servicing Agreement. The Owner Trustee shall thereupon promptly transfer any cash and/or investments then on deposit in the equivalent Trust Accounts maintained by it pursuant to Section 5.01(a) to the newly established Trust Accounts on the terms and conditions set forth in such Indenture. The Indenture Trustee will be obligated to transfer back to the equivalent Trust Accounts established pursuant to Section 5.01(a) all funds or investments held or to be held in the Trust Accounts established pursuant to this Section 5.01(b) on the Distribution Date on which the Notes of all Classes have been paid in full or the Indenture is otherwise terminated (excluding any amounts to be retained for distribution in respect of Notes that are not promptly delivered for payment on such Distribution Date), and to take all necessary or appropriate actions to transfer all right, title and interest of the Indenture Trustee in such funds or investments and all proceeds thereof, to the Owner Trustee for the benefit of the Certificateholders.

         SECTION 5.02  Application of Amounts in Trust Accounts.

         (a) For so long as any Notes are outstanding, on each Distribution Date, the Owner Trustee will take reasonable steps to determine that the Servicer has properly delivered the Servicer's Certificate identifying how amounts on deposit in the Trust Accounts are to be allocated and distributed and will instruct the Indenture Trustee, or cause the Indenture Trustee to be instructed, to distribute to Certificateholders, on a pro rata basis, the amounts distributable thereto pursuant to Sections 5.06 and 5.07 of the Sale and Servicing Agreement and Section 3.01 of the Indenture. From and after the date on which the Notes of all Classes have been paid in full, on each Distribution Date the Owner Trustee shall distribute to Certificateholders, on a pro rata basis, amounts on deposit in the Collection Account that are distributable in respect of interest or principal on the Certificates in accordance with the instructions of the Servicer pursuant to Sections 5.06 and
5.07 of the Sale and Servicing Agreement. Upon the release from the Lien of the Indenture of amounts on deposit in any of the Trust Accounts or any other portion of the Owner Trust Estate, the Owner Trustee will cause such property to be properly deposited into Trust Accounts under the control of the Owner Trustee or distributed to the Certificate Owners on a pro rata basis in accordance with the provisions of this Agreement, as the case may be; provided, however, that the Owner Trustee will distribute amounts released from the Reserve Fund or Yield Maintenance Account as amounts in excess of the Required Reserve Fund Balance or the Yield Maintenance Required Amount, as the case may be, solely to the Depositor, and thereafter neither the Trust, the Owner Trustee, the Indenture Trustee, the Servicer, the Administrator or any Securityholder will have any right, title, interest or claim in or to such property.

         (b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.09(a) of the Sale and Servicing Agreement with respect to such Distribution Date.

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to any distribution (such as any distribution to a non-U.S. Owner), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c). In the event that an Owner wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such owner in making such claim so long as such Owner agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

         SECTION 5.03 Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the related Record Date either by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register or by wire transfer, in immediately available funds, to the account of any Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000.

         SECTION 5.04 Accounting and Reports to the Noteholders, Owners, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner to prepare its federal and state income tax returns, (c) file such tax relating to the Trust (including a partnership information return, IRS Form 1065), and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Owners. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under
Section 754 of the Code.

         SECTION 5.05  Signature on Returns; Tax Matters Partner.

         (a) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires an Owner to sign such documents, in which case such documents shall be signed by the Company.

         (b) The Company shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE VI

                     Authority and Duties of Owner Trustee

         SECTION 6.01 General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described in Sections 3.11, 3.13, 3.15, 4.01 and 4.02 and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $o , Class A-2 Notes in the aggregate principal amount of $o, and Class A-3 Notes in the aggregate principal amount of $o having the terms and conditions set forth in Exhibits A-1, A-2 and A-3 to the Indenture in the form executed on the Closing Date. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust, pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

         SECTION 6.02 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out such obligations or fulfill such duties under the Administration Agreement.

         SECTION 6.03  Action Upon Instruction.

         (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article IV.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee reasonably shall have determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from Owners representing the plurality based on outstanding denominations of Certificates held by Owners responding (but excluding in any case where inconsistent instructions are forwarded by different Owners, the denominations of Certificates held by TMCC, TMCRC or any of their Affiliates), the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction received from Owners representing the plurality based on outstanding denominations of Certificates held by Owners responding (but excluding in any case where inconsistent instructions are forwarded by different Owners, the denominations of Certificates held by TMCC, TMCRC or any of their Affiliates), the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         SECTION 6.04 No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any Basic Document or otherwise contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to section 6.03. No implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         SECTION 6.05 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         SECTION 6.06 Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The owners shall not have the authority to and, by acceptance of an ownership interest in any Certificate shall thereby be deemed to have covenanted not to, direct the Owner Trustee to take action that would violate the provisions of this Section.

                                  ARTICLE VII

                          Concerning the Owner Trustee

         SECTION 7.01 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it or under its control constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty of the Owner Trustee contained in Section 7.03 or made by the Owner Trustee in any other agreement, document or certificate made or delivered in connection with this Agreement or any Basic Document. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) the Owner Trustee shall not be liable for any reasonable error of judgment made by a Responsible Officer of the Owner Trustee;

         (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, as provided in the Administration Agreement, or the Owners, as provided herein;

         (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

         (e) the Owner Trustee shall not be responsible for or in respect of (i) the validity or sufficiency of this Agreement, (ii) the due execution hereof by the Depositor, (iii) the form, character, genuineness, sufficiency, value or validity of any portion of the Owner Trust Estate or (iv) the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Owner, other than as expressly provided for herein and in the Basic Documents;

         (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Servicer, the Depositor or the Indenture Trustee under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

         (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under or in relation to this Agreement or any Basic Document or otherwise, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable therefor other than for its negligence or willful misconduct in the performance thereof.

         SECTION 7.02 Furnishing of Documents. The Owner Trustee shall furnish (a) to the Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to Noteholders promptly upon written request therefor, copies of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

         SECTION 7.03 Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor and for the benefit of the Owners, that:

         (a) It is a [banking corporation] duly organized and validly existing in good standing under the laws of [the State of Delaware]. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Basic Document.

         (b) It has taken all corporate action necessary to authorize the execution and delivery of this Agreement and each other Basic Document, and this Agreement and each other Basic Document will be executed and delivered by one of its officers duly authorized to execute and deliver this Agreement and each other Basic Document on its behalf.

         (c) Neither the execution nor the delivery by it of this Agreement nor the consummation by the Owner Trustee of the transactions contemplated hereby or thereby nor compliance by it with any of the terms or provisions hereof or thereof will contravene any federal or [Delaware] law, governmental rule or regulation governing the [banking or trust] powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         SECTION 7.04  Reliance; Advice of Counsel.

         (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a Certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

         SECTION 7.05 Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, o acts solely as Owner Trustee hereunder and not in its individual capacity. All Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

         SECTION 7.06 Owner Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor and the Company, and the Owner Trustee assumes no responsibility for the correctness thereof. The

Owner Trustee makes no representations as to the validity or sufficiency of any Basic Document or of the Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Certificates) or the Notes (other than the signature of the Owner Trustee on the Notes), or of any Receivable or related document. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or the sufficiency to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Company or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

         SECTION 7.07 Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Company, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

         SECTION 7.08 [Pennsylvania Motor Vehicle Sales Finance Act Licenses. The Owner Trustee, in its individual capacity, shall use its best efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Trust to use its best efforts to maintain, the effectiveness of all licenses required under the Pennsylvania Motor vehicle Sales Finance Act in connection with this Agreement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.]

                                  ARTICLE VIII

                         Compensation of Owner Trustee


         SECTION 8.01 Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Company and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Company for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 8.02 Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including the reasonable fees and expenses of counsel) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section 8.03 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity is sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

         SECTION 8.03 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.


                                   ARTICLE IX

                         Termination of Trust Agreement

         SECTION 9.01  Termination of Trust Agreement.

         (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect, (i) upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms, Article V of the Indenture and the Sale and Servicing Agreement (including, but not limited to, any property and proceeds to be deposited in the Collection Account pursuant to Sections 3.02, 4.07, 5.02, 5.04, 5.05 or 9.01 of the Sale and Servicing Agreement or to be released by the Indenture Trustee from the Lien of the Indenture pursuant to Sections 3.01, 5.04 or 10.02 of the Indenture) or (ii) at the time provided in
Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner, other than the Company as described in Section 9.02, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in Section 9.01(a), neither the Depositor nor any Owner shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distributions and cancellation, shall be given by the Owner Trustee to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that payment to be made on such Distribution Date will be made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02.

         In the event that one or more of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

         (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3820 of the Business Trust Statute.

         SECTION 9.02 Dissolution upon Bankruptcy of the Depositor. In the event that an Insolvency shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from Certificateholders representing at least 51% of the Certificate Balance (excluding for such purposes the Certificate Balance of any Certificates beneficially owned by TMCC, TMCRC or any of their affiliates), to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (A) the Depositor shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (B) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders and the Indenture Trustee, of the occurrence of such event and (C) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section 9.02, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts and the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement and deposited in the Collection Account and distributed pursuant to the terms thereof.

                                   ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees

         SECTION 10.01 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be an entity satisfying the provisions of Section 3807(a) of the Business Trust Statute authorized to exercise corporate powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities, and having (or having a parent which has) a rating of at least Baa3 by Moody's. If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.01, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         SECTION 10.02 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Administrator and the Indenture Trustee. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which shall be delivered to each of the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed or shall not have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign promptly, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee by written instrument to such effect delivered to the Owner Trustee, the Depositor and the Indenture Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to each of the outgoing Owner Trustee and the successor Owner Trustee and the Indenture Trustee, and shall arrange for the payment of all fees, expenses and other compensation owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         SECTION 10.03 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall meet the criteria for eligibility set forth in Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION 10.04 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         SECTION 10.05 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 25 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                 (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts thereupon conferred, shall be vested with the estates or specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect, of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                                 Miscellaneous

         SECTION 11.01 Supplements and Amendments. This Agreement may be amended by the Depositor, the Company and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than 51% of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 11.02 No Legal Title to Owner Trust Estate in Owners. The Owners shall not have legal title to any part of the Owner Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Owners to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         SECTION 11.03 Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Company, the Owners, the Administrator and to the extent expressly provided herein the Indenture Trustee and the Noteholders, and nothing in this Agreement, (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.04  Notices.

         (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Toyota Motor Credit Receivables Corporation, 19300 Gramercy Place, North Building, Torrance, California 90509, Attention: Secretary; if, to the Trust, addressed to Toyota Auto Receivables Owner Trust 199_-_, 19001 South Western Avenue, Torrance, California 90509, Attention: Secretary; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 11.05 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 11.06 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

         SECTION 11.07 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Company, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         SECTION 11.08 No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement hereby covenants and agrees, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and any Noteholder by accepting the benefits of this Agreement, are thereby deemed to covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section 11.09 shall survive the termination of this Agreement or the termination of the Owner Trustee under this Agreement.

         SECTION 11.09  No Recourse.   Each Certificateholder by accepting an
interest in a Certificate acknowledges that such Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor (in any capacity), TMCC, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Certificates or the Basic Documents.

         SECTION 11.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [DELAWARE], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.12 TMCC Payment Obligation. The parties hereto acknowledge and agree that TMCC shall be responsible for payment of the Administrator's fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. [In addition, the parties hereto acknowledge and agree that TMCC shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee and the Indenture Trustee paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act.] The parties hereto covenant and agree that neither of them shall look to the other for payment of any such fees or expenses.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                       TOYOTA MOTOR CREDIT RECEIVABLES
                                       CORPORATION,
                                       Depositor


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       o,
                                       not in its individual capacity but
                                       solely as Owner Trustee



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A


                             (FORM OF CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

         NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE OWNER TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION FROM THE TRANSFEREE HEREOF IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE TO THE EFFECT THAT: (1) SUCH TRANSFEREE (A) IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO
SECTION 406 OF ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE (A "PLAN"), NOR A PERSON ACTING ON BEHALF OF A PLAN NOR USING THE ASSETS OF A PLAN TO EFFECT SUCH TRANSFER, AND (B) IS NOT AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AS TO WHICH THERE IS A PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACTS HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTCE 95-60) BY THE SAME EMPLOYEE ORGANIZATION EXCEED 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTCE 95-60) AT THE DATE OF ACQUISITION; OR (2) SUCH TRANSFEREE IS A PLAN OR IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN INSURANCE COMPANY GENERAL ACCOUNT, BUT HAVING ATTACHED THERETO AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, WHICH OPINION SHALL NOT BE AN EXPENSE OF EITHER THE OWNER TRUSTEE OR THE TRUST, ADDRESSED TO THE OWNER TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE OWNER TRUST ESTATE BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION

PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE OWNER TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE REPRESENTATIONS CONTAINED IN CLAUSE (1) ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE OWNER TRUSTEE BY THE TRANSFEREE'S (INCLUDING AN INITIAL ACQUIROR'S) ACCEPTANCE OF THIS CERTIFICATE.


NUMBER                                                             $____________
R-_____                                                      CUSIP NO. _________



                   TOYOTA AUTO RECEIVABLES 199_-_ OWNER TRUST

                          o% ASSET BACKED CERTIFICATE


evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and/or used automobiles and light duty trucks and sold to the Trust by Toyota Motor Credit Receivables Corporation ("TMCRC").


(This Certificate does not represent an interest in or obligation of TMCRC, Toyota Motor Credit Corporation ("TMCC"), Toyota Motor Sales, U.S.A., Inc. or any of their respective affiliates, except to the extent described below.)

         THIS CERTIFIES THAT ________________________________________ is the
registered owner of _________________________ DOLLARS nonassessable, fully-paid, fractional undivided interest in Toyota Auto Receivables 199_-_ Owner Trust (the "Trust") formed by TMCRC.

         The Trust was created pursuant to a Trust Agreement dated as of o, (as amended and supplemented from time to time, the "Trust Agreement"), between TMCRC, as depositor (the "Depositor") and o, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Trust Agreement or in the Sale and Servicing Agreement dated as of o (the "Sale and Servicing Agreement"), among the Trust, the Depositor and TMCC, as servicer (the "Servicer"), as applicable.

         This Certificate is one of the duly authorized Certificates designated as "o% Asset Backed Certificates" (the "Certificates") issued pursuant to the Trust Agreement. Certain debt instruments evidencing obligations of the Trust have been issued under an Indenture dated as of o, between the Trust and o, as indenture trustee (the "Indenture Trustee"), consisting of three classes of Notes designated as "Class A-1o% Asset Backed Notes", "Class A-2 o% Asset
Backed Notes" and "Class A-3 o% Asset Backed Notes" (collectively, the
"Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale contracts secured by new and/or used automobiles and light duty trucks (the "Receivables"), all monies due thereunder on or after o, in the case of Precomputed Receivables or received after such date in the case of Simple Interest Receivables, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing.


         Under the Trust Agreement, there will be distributed on the o day of each month or, if such o day is not a Business Day, the next Business Day, (each, a "Distribution Date"), commencing on o, to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's pro rata portion of the amounts to be distributed to Certificateholders on such Distribution Date in respect of interest on and principal of the Certificates; provided, however, that principal will be distributed to the Certificateholders on each Distribution Date commencing on the later of (i) the ________, 199__ Distribution Date and (ii) the Distribution Date next succeeding the Distribution Date on which the Class A-1 Notes were paid in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders' Principal Distributable Amount for the Collection Period preceding such Distribution Date, to the extent of funds available therefor following payment of the Servicing Fee and payments of interest and principal in respect of the Notes and the distribution of interest in respect of the Certificates.

         The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

         It is the intent of the Depositor, TMCC and the Certificateholders that, for purposes of federal income tax, state and local income tax, any state single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and each Certificateholder or Certificate Owner, by acceptance of a Certificate or any beneficial interest on a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates as partnership interests in the Trust for such tax purposes.

         Each Certificateholder or Certificate Owner, by its acceptance of a Certificate or any beneficial interest in a Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to each Certificateholder of record without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for this purpose by the Owner Trustee in the Borough of [Manhattan], The City of New York.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [DELAWARE], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.



                                       TOYOTA AUTO RECEIVABLES 199_-_ OWNER
                                       TRUST


                                       By:
                                          ---------------------------------
                                       o,
                                       not in its individual capacity
                                       but solely an Owner Trustee


Dated:                                 By:
                                          ------------------------------
                                          Authorized Signatory

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

    o                                           o,
    as Owner Trustee                    or      as Owner Trustee

    By:                                         By:      o,
       ---------------------------                       as Authenticating
       Authorized Signatory                              Agent


                                                By:
                                                   ----------------------
                                                   Authorized Signatory

                            (REVERSE OF CERTIFICATE)

         The Certificates do not represent an obligation of, or an interest in, TMCC, TMCRC, Toyota Motor Sales, U.S.A., Inc. or any of their Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the holders of the Notes or, with respect to certain matters not affecting the interests of the Noteholders, at least 51% of the Certificates each voting together as a single class (excluding Securities held by TMCRC, TMCC or any of their Affiliates). Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and on all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefore or in lieu hereof whether or not notation of such consent is made upon this Certificate or such replacement certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of the Certificates.

         As provided in the Trust Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of [Manhattan] in The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is o, [City, State].

         The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and in integral multiples of $1,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. TMCC, as servicer of the Receivables under the Sale and Servicing Agreement, or any successor servicer, may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and any such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only after the last day of the Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


- -------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


- -------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

                                              Attorney to transfer said
- ----------------------------------------------
Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
      ----------------------

                                                                         */
                                                  -------------------------
                                                     Signature Guaranteed:


                                                                         */
                                                  -------------------------

*/   NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B



                            CERTIFICATE OF TRUST OF
                  TOYOTA  AUTO RECEIVABLES 199 -  OWNER TRUST



         THIS Certificate of Trust of TOYOTA AUTO RECEIVABLES OWNER TRUST 199_-_ (the "Trust"), dated as of o, is being duly executed and filed by o, a [Delaware banking corporation], as trustee, to form a business trust under the [Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.)].

         1. Name. The name of the business trust formed hereby is TOYOTA AUTO RECEIVABLES 199_-_ OWNER TRUST.

         2. [Delaware] Trustee. The name and business address of the trustee of the Trust in the State of [Delaware] is o, [Address], Attention: o.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.



                                       o,
                                       not in its individual
                                       capacity but solely as owner
                                       trustee under a Trust Agreement
                                       dated as of o,

                                       By:
                                          -----------------------------
                                          Name:
                                          Title:






                                       B-1